Exhibit 10.7

Business Operation Agreement

This Business Operation Agreement (this “Agreement”) is made on August 31, 2012 by and among the following parties (each “Party” and collectively the “Parties”):

Party A: Shanghai Aihui Trading Co., Ltd.

Address: Room 224, Building 1, No.2011 Wusi Road, Fengxian District, Shanghai

Legal Representative: Sun Wenjun

Party B: Shanghai Yueyee Network Information Technology Co., Ltd.

Address: Rooms 1202-3, Building 2, No.335 Guoding Road, Yangpu District, Shanghai

Legal Representative: Sun Wenjun

Party C:

Sun Wenjun (ID Card No.: ***)

Chen Xuefeng (ID Card No.: ***)

WHEREAS:

1.	Party A is a wholly foreign-owned enterprise duly incorporated and validly existing in the territory of the People’s Republic of China (the “PRC”);

2.

Party B is a limited liability company incorporated in the PRC, engaging in, among other things, the provision of a bidding and trading platform for sellers and recyclers of second-hand electronic products;

3.

Party A and Party B have established a business relationship by signing the Exclusive Technology Consulting and Management Service Agreement and other agreements under which Party B shall make payments to Party A, thus Party B’s daily operating activities would have a substantial effect on its ability to make relevant payments to Party A;

4.

Sun Wenjun and Chen Xuefeng (collectively “Party C”) are Party B’s shareholders (each “Founding Shareholder” or collectively “Founding Shareholders”), among whom Sun holds 60% of Party B’s shares and Chen holds the other 40% thereof.

NOW THEREFORE, the Parties, intending to be bound hereby, reach an agreement as follows through amicable negotiations and based on the principles of equality and mutual benefit:

1.	Obligation to Refrain from an Act

In order to procure Party B to perform all agreements entered into with Party A and all obligations to Party A, the Founding Shareholders hereby acknowledge, agree and jointly and severally warrant that, without the prior written consent of Party A or any other party designated by Party A, Party B will not conduct any transactions that may materially or adversely affect its assets, business, personnel, obligations, rights or company operations, including, without limitation:

1.1	carrying out any activities beyond its normal business scope;

1.2	borrowing any loan from any third party or assuming any debt;

1.3	changing or dismissing any of its director or replacing any of its officer;

1.4	selling to or acquiring from any third party any assets or rights, including, without limitation, intellectual property rights;

1.5	providing any third party with any form of collaterals on top of its assets or intellectual property or any other form of security, or creating any encumbrance on its assets;

1.6	modifying its articles of association or its business scope;

1.7	changing its normal business procedures or amending any of its important internal policies and procedures; and

1.8	assigning its rights and obligations under this Agreement to any third party.

2.	Operation Management and Personnel Arrangement

2.1

Party B and the Founding Shareholders hereby agree to accept and strictly follow the guidance of Party A time-to-time recruitment and dismissal of its employees, its daily operations and its financial management system.

2.2

Party B and the Founding Shareholders hereby agree that, the Founding Shareholders shall: (i) elect any persons designated by Party A as Party B’s directors in accordance with applicable laws and regulations and the articles of association; (ii) procure the directors so elected shall elect a chairman from persons recommended by Party A; and (iii) appoint the persons designated by Party A as Party B’s general manager, finance director and other senior management.

2.3

Any director or senior management so designated by Party A who leaves Party A, whether voluntarily or involuntarily, shall be concurrently disqualified from holding any office in Party B. In such case, the Founding Shareholders shall elect any other person otherwise designated by Party A to act in such person’s stead.

2.4

For the purposes of the foregoing Article 2.3, the Founding Shareholders shall take all necessary internal and external corporate procedures to complete such recruitment and dismissal in accordance with applicable laws, the articles of association and this Agreement.

Business Operation Agreement

2.5

The Founding Shareholders hereby agree that they will, contemporaneously with the execution hereof, execute an irrevocable voting proxy power of attorney, pursuant to which the Founding Shareholder shall irrevocably authorize any person designated by Party A to exercise their rights as Party B’s shareholders on their behalf and exercise all voting rights of the Founding Shareholders at the shareholders’ meetings held by Party B. The Founding Shareholders further agree that he will replace the authorized person designated in the said power of attorney at any time as per Party A’s request.

3.	Miscellaneous

3.1

In the event that any agreement between Party A and Party B terminates or expires, Party A shall have the right to decide whether or not to terminate all agreements between Party A and Party B, including but not limited to the Exclusive Technology Consulting and Management Service Agreement.

3.2

Given that Party A and Party B have established a business relationship by signing the Exclusive Technology Support and Consulting Agreement and other agreements, Party B’s daily operating activities would have a substantial effect on its ability to make relevant payments to Party A. The Founding Shareholders agree that any bonuses, dividends or other interests or benefits (in whatever form) received by them from Party B as Party B’s shareholder shall be immediately paid or transferred to Party A unconditionally upon realization.

4.	Entire Agreement and Modification of the Agreement

4.1

This Agreement, together with all agreements and/or documents referred to or expressly incorporated herein, constitutes the entire agreement made by the Parties with respect to the subject matter hereof, and supersedes all prior oral and written agreements, contracts, understandings and communications among the Parties with respect thereto.

4.2

No modification to this Agreement may become effective unless made in writing and signed by the Parties. Any amendment and supplemental agreement to this Agreement shall form an integral part hereof upon being duly signed by the Parties, and shall have the same legal effect as this Agreement.

5.	Governing Law

The execution, validity, performance and interpretation of and resolution of disputes arising from this Agreement shall be governed by and construed in accordance with the laws of the PRC.

6.	Dispute Resolution

6.1

Any and all disputes among the Parties arising from the interpretation and performance of the provisions hereof shall be resolved by the Parties through negotiations in good faith. Should such negotiations fail, either Party may refer the dispute to Shanghai Arbitration Commission for arbitration in accordance with its arbitration rules then in effect. The arbitration proceedings shall be conducted in Chinese. The arbitral award shall be final and binding upon the Parties.

Business Operation Agreement

6.2	Except for matters in dispute, the Parties shall continue to perform their respective obligations in good faith pursuant to this Agreement.

7.	Notices

All notices sent by the Parties hereto in connection with the performance of their rights and obligations hereunder shall be made in writing and addressed to relevant party or the Parties by personal delivery, registered mail, postage prepaid mail, recognized courier service or fax.

Party A: Shanghai Aihui Trading Co., Ltd.

Address: Room 224, Building 1, No.2011 Wusi Road, Fengxian District, Shanghai

Tel: [                             ]

Recipient: Sun Wenjun

Party B & Party C: Shanghai Yueyee Network Information Technology Co., Ltd.

Address: Room 705, Building 7, Phase III, Chuangzhi Tiandi, No.333 Songhu Road, Shanghai

Tel: ***

Recipient: Sun Wenjun

8.	Effectiveness, Term and Miscellaneous

8.1

Any decision hereunder regarding Party A’s written consent, suggestion or designation or otherwise has any significant impact on Party B’s daily operations shall be made by the board of directors of Party A.

8.2

This Agreement shall be executed by the Parties and take effect as of the date first written above. This Agreement will remain effective for ten (10) years unless terminated by Party A in advance. Before the expiration of this Agreement, upon request by Party A, this Agreement shall be renewed by the Parties for further performance hereof or replaced by a new business operation agreement.

8.3

Neither Party B nor the Founding Shareholders shall terminate this Agreement in advance during the term hereof. Party A shall have the right to terminate this Agreement at any time by giving written notice to Party B and the Founding Shareholders.

8.4

If any provision hereof is deemed to be invalid or unenforceable under applicable laws, then such provision shall be deemed to have been deleted from this Agreement and deemed void, provided that the remaining provisions hereof remain in full force and effect, and this Agreement shall be deemed to exclude such provision ab initio. The Parties shall, through negotiations, replace the provision deemed to have been deleted with a legal and valid provision acceptable to the Parties.

Business Operation Agreement

8.5

Failure by any Party to exercise any of its rights, powers or privileges hereunder shall not operate as a waiver thereof. No single or partial exercise of any right, power or privilege shall preclude the exercise of any other right, power or privilege.

IN WITNESS WHEREOF, the Parties have caused their respective authorized representatives to execute this Agreement as of the date first written above.

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Business Operation Agreement

[Signature Page]

Party A: Shanghai Aihui Trading Co., Ltd.

(Seal)

/s/ Shanghai Aihui Trading Co., Ltd.

By:	/s/ Sun Wenjun
Name:	Sun Wenjun
Title:	Legal Representative

Party B: Shanghai Yueyee Network Information Technology Co., Ltd.

(Seal)

/s/ Shanghai Yueyee Network Information Technology Co., Ltd.

By:	/s/ Sun Wenjun
Name:	Sun Wenjun
Title:	Legal Representative

Party C:

Sun Wenjun

/s/ Sun Wenjun

Chen Xuefeng

/s/ Chen Xuefeng

Signature Page

Business Operation Agreement